Exhibit 99.1

Amaze Announces New Officer Appointments

NEWPORT BEACH, Calif., June 17, 2025 – Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze” or the “Company”), a global leader in creator-powered commerce, today announced the appointments of the following new Company officers: Aaron Day as Chief Executive Officer, Keith Johnson as Chief Financial Officer, Gwan Yip as Chief Product Officer, and Danielle Pederson as Senior Vice President of Marketing, effective June 13, 2025. The executive team will be responsible for running Amaze’s public company operations and delivering on the company’s corporate strategy.

“Amaze has the right leadership team in place to begin its next chapter as a public company,” said Amaze Vice-Chairman Mike Pruitt. “As Amaze expands its presence within the $408 billion e-commerce, we need exceptional leaders like Aaron, Keith, Gwan, and Danielle to grow the brand and accelerate progress. With these appointments, we have a group of leaders offering complementary skills and diverse perspectives to create a dynamic leadership foundation. We look forward to their contributions as we all strive to deliver exceptional value for our creator-powered commerce platform.”

Aaron Day, Chief Executive Officer

Aaron Day brings over two decades of executive leadership experience to Amaze, with a track record of successfully scaling companies across multiple industries, including technology and industrial manufacturing. Previously, Day served as CEO of several companies, including Trend, and held key leadership roles with organizations such as Canva, where he contributed to its growth within the digital design space. Day’s visionary leadership will be instrumental in driving Amaze’s strategic evolution into a leading player in the creator content ecosystem, empowering individuals to transform their passions into thriving businesses.

Keith Johnson, Chief Financial Officer

Keith Johnson is an accomplished senior executive and corporate officer with experience in business and technology management, accounting systems, financial controls, and business development. Most recently, Johnson served as Chief Financial Officer of Fresh Vine Wine. Prior to that, he held various leadership positions at Watertech Equipment & Sales, Hudson Technologies, Efficiency Technologies, and YRT. Additionally, Johnson serves on the board of directors for Amergent Hospitality Group Inc. and is the chairman of its audit committee and a member of its compensation committee. Johnson’s experience with Fresh Vine Wine will be instrumental at Amaze.

Gwan Yip, Chief Product Officer

Gwan Yip brings extensive experience in e-commerce, product development, and technology innovation to Amaze. Beginning his career establishing e-commerce divisions for fashion retailers in the early 2000s, Yip later founded a product-focused development agency before serving as CEO and Co-Founder of Core3D, a web-based 3D design platform that partnered with brands like Theory and Brooks Brothers. At Amaze, Yip oversees both product and engineering teams with a collaborative approach that drives rapid innovation, focusing on evolving Amaze's ecosystem into a platform that empowers creators to sell anything from anywhere.

Danielle Pederson, Senior Vice President of Marketing

Danielle Pederson brings over 15 years of marketing leadership to Amaze, with deep expertise in brand development, demand generation, and community engagement. Prior to joining Amaze, she led strategic marketing initiatives across a range of industries, aligning creative vision with data-driven execution. At Amaze, she leads Marketing with a forward-thinking approach—building scalable systems that support creator success and expand the platform’s global footprint.

For investor information, visit IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze:
Amaze Holdings, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about the reverse stock split, our market opportunity and potential growth of that market, strategies, initiatives, growth, revenues, expenditures, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.